UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

Recovery Energy, Inc. held its annual meeting of stockholders on June 19, 2012.  The final results of the voting on the matters submitted to our stockholders at the meeting are as follows:

1.  Election of Directors

Roger A. Parker, W. Phillip Marcum, Timothy N. Poster and Bruce B. White were nominated for re-election and were included in our proxy statement.  D. Kirk Edwards, who was appointed to our board following the mailing of proxy materials to the shareholders, was nominated by a shareholder present at the meeting, and all shareholders in attendance at the meeting voted in favor of his election.

Name	For	Against	Withheld
Roger A. Parker	10,703,700	21,696	0
W. Phillip Marcum	10,708,871	16,525	0
Timothy N. Poster	10,450,521	274,875	0
Bruce B. White	10,708,871	16,525	0
D. Kirk Edwards	1,578,500	0	0

2.  To approve, on an advisory basis, the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN

10,669,646	25,225	30,525

3.  To approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of our named executive officers:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN

10,053,891	107,675	522,630	41,200

In light of this vote, we will include a shareholder vote on the compensation of executives in our proxy statement for each of the next six annual meetings of shareholders.

There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: June 20, 2012	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer